Exhibit (g.3) First Amendment to the Custodian Agreement with Brown Brothers Harriman & Co.

FIRST AMENDMENT TO CUSTODIAN AGREEMENT

This First Amendment, dated as of May 24, 2013 (the “First Amendment”), is entered into by and between Heartland Group, Inc. (the “Fund”) and Brown Brothers Harriman & Co. (the “Custodian”), and amends that certain Custodian Agreement dated November 17, 2003, by and between the Fund and the Custodian (the “Agreement”).

WHEREAS, Section 12.3 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by the party against whom enforcement is sought; and

WHEREAS, the parties hereto wish to amend the Agreement to add an additional portfolio.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Schedule A is hereby deleted in its entirety and replaced by Schedule A attached hereto.

2.	Capitalized terms used and not otherwise defined herein shall have the respective meaning ascribed to them in the Agreement.

3.	Each party hereby agrees to be bound by all the terms, provisions, covenants, and obligations set forth in the Agreement.

4.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.	This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.	This First Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

[Signature page to follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered with effect from the date first above written.

HEARTLAND GROUP, INC.

By:	/s/ Paul T. Beste
Name:	Paul T. Beste
Title:	V.P.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Elizabeth E. Prickett
Name:	Elizabeth E. Prickett
Title:	S.V.P.

SCHEDULE A

To

CUSTODIAN AGREEMENT

BETWEEN

HEARTLAND GROUP, INC.

AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF MAY 24, 2013

Heartland Value Plus Fund

Heartland Select Value Fund

Heartland Value Fund

Heartland International Value Fund